Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-90245 and 033-53229) pertaining to the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan of our report dated June 18, 2004, with respect to the financial statements and supplemental schedule of the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 25, 2004

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